    As filed with the Securities and Exchange Commission on November 15, 2000

                                               Registration No. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ArQule, Inc.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                    04-3221586
     (State or other jurisdiction                       (I.R.S. Employer
  of incorporation or organization)                  Identification Number)


                               19 PRESIDENTIAL WAY
                           WOBURN, MASSACHUSETTS 01801
                                 (781) 994-0300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               DR. STEPHEN A. HILL
                      President and Chief Executive Officer
                                  ArQule, Inc.
                               19 Presidential Way
                              Woburn, Massachusetts
                                 (781) 994-0300


 (Name, address, including zip code, and telephone number, including area code, of agent for service) Copies to:

   MICHAEL LYTTON, ESQ.                               JONATHAN L. KRAVETZ, ESQ.
    PALMER & DODGE LLP                    MINTZ, LEVIN, COHN FERRIS GLOVSKY AND POPEO, P.C.
     ONE BEACON STREET                                   ONE FINANCIAL CENTER
BOSTON, MASSACHUSETTS 02108                          BOSTON, MASSACHUSETTS 02111
      (617) 573-0100                                        (617) 542-6000


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. /X/ 333-48358

         If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act registration number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities
Act registration number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box. / /

                         CALCULATION OF REGISTRATION FEE
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
================================================================================================================================
                                                     Amount to be     Proposed Maximum   Proposed Maximum      Amount of
                                                     Registered(1)     Offering Price        Aggregate       Registration
                                                                         Per Share(2)    Offering Price(1)      Fee(2)

Title of each class of securities to be registered
Common Stock, $.01 par value per share............   483,000 shares       $22.50            $10,867,500           $2,870
================================================================================================================================

(1) Includes shares which the Underwriters may purchase to cover over-allotments, if any.
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(2)      The registration fee is calculated pursuant to Rule 457(a) under the
         Securities Act of 1933 based on the public offering price of $22.50 per share.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

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
     EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This registration statement is being filed with respect to the registration of additional shares of common stock, $.01 par value per share, of ArQule, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registrant's effective registration statement on Form S-3 (File No. 333-48358) are incorporated into this registration statement by reference.

         The required opinions and consents are listed on an Exhibit Index and filed herewith.

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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Woburn, Commonwealth of Massachusetts, on November 15, 2000.

                              ARQULE, INC.


                              By:                        *
                                 -----------------------------------------------
                                                Stephen A. Hill
                                       President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                                    Title                                   Date
---------                                                    -----                                   ----

*                                             President and Chief Executive Officer            November 15, 2000
------------------------------------          (Principal Executive Officer)
Stephen A. Hill

*                                             Senior Vice President of Research and            November 15, 2000
------------------------------------          Development, Chief Scientific Officer
Philippe Bey

*                                             Vice President, Chief Financial Officer          November 15, 2000
------------------------------------          and Treasurer (Principal Financial Officer
David C. Hastings                             and Principal Accounting Officer

*                                             Director                                         November 15, 2000
------------------------------------
Laura Avakian

*                                             Director                                         November 15, 2000
------------------------------------
Werner Cautreels

*                                             Director                                         November 15, 2000
------------------------------------
Ariel Elia

*                                             Director                                         November 15, 2000
------------------------------------
L. Patrick Gage

*                                             Director                                         November 15, 2000
------------------------------------
Tuan Ha-Ngoc

*By: /s/ Michael Lytton
       Michael Lytton
       As Attorney-in-Fact

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
                                  EXHIBIT INDEX

Exhibit No.                    Title
-----------                    -----
   5.1               Opinion of Palmer & Dodge LLP. Filed herewith

   23.1              Consent of Palmer & Dodge LLP (Included in the opinion filed as
                     Exhibit 5.1.)

   23.2              Consent of PricewaterhouseCoopers LLP. Filed herewith

   24.1*             Power of Attorney


* Filed with the registrant's Registration Statement on Form S-3 (Registration No. 333-48358).

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